UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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Vertro, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERTRO, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 10, 2010

and

PROXY STATEMENT

IMPORTANT

Please mark, sign, and date your proxy
and promptly return it in the enclosed envelope

Vertro, Inc.
143 Varick Street
New York, New York 10013
(212) 231-2000

April 28, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vertro, Inc. on Thursday, June 10, 2010, at 9:00 a.m., local time, at the Penn Club of New York, 30 West 44th Street, New York, NY 10036.  We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Lee S. Simonson, and Lawrence Weber each to serve one-year terms as members of the Board of Directors.

You also will be asked to approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of Vertro’s common stock, $0.001 par value per share, at a ratio of between 1-for-2 and 1-for-5 at any time prior to December 31, 2010 (the “Reverse Split”).

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend.  Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

Your interest and participation in the affairs of Vertro are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors
Vertro, Inc.

Vertro, Inc.
143 Varick Street
New York, New York 10013
(212) 231-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2010

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vertro, Inc., a Delaware corporation, will be at the Penn Club of New York, 30 West 44th Street, New York, NY 10036, on Thursday, June 10, 2010, at 9:00 a.m., local time, for the following purposes:

1.	To elect six directors, each for a one-year term and until their successors are duly elected and qualified;

2.
To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of between 1-for-2 and 1-for-5 at any time prior to December 31, 2010 (the “Reverse Split”); and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Owners of Vertro common stock of record at the close of business on April 19, 2010, will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, June 10, 2010: The proxy statement and annual report to security holders is available at www.vertroinc.com.

Your vote is very important. Whether or not you plan to attend the meeting, please date, sign, and mail the enclosed proxy in the envelope provided.  If you attend the meeting, you may vote in person, which will revoke a signed proxy if you have already sent one.  You may revoke your proxy at any time before the meeting in the manner described in the accompanying proxy statement.  Thank you for your cooperation.

By Order of the Board of Directors
Peter A. Corrao
Chief Executive Officer

PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Vertro, Inc.
143 Varick Street
New York, New York 10013
(212) 231-2000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2010

Introduction

This proxy statement is furnished to the stockholders of Vertro, Inc. (“Vertro,” the “Company,” “our,” “us,” or “we”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Vertro of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 10, 2010, at 9:00 a.m., local time, at the Penn Club of New York, 30 West 44th Street, New York, NY 10036, and at any adjournment thereof.

Vertro will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Vertro’s common stock (the “Common Stock”).  Representatives of Vertro may solicit proxies by mail, email, telephone, or in person.  This proxy statement and enclosed proxy will be first sent to Vertro’s stockholders on or about April 28, 2010.

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the unanimous recommendations of the Board of Directors, which are

•
FOR the election of Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Lee S. Simonson, and Lawrence Weber as directors of Vertro to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

•
FOR the stockholder resolution authorizing the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock, $0.001 par value per share, at a ratio of between 1-for-2 and 1-for-5 at any time prior to December 31, 2010 (the “Reverse Split”); and

•	at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

A proxy may be revoked (i) by written notice of revocation mailed to Vertro (attention Secretary) or delivered in person at the meeting, (ii) by granting a duly executed, later dated proxy, or (iii) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked.

A majority of the outstanding shares of Vertro Common Stock present in person or by proxy will constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted as being present for purposes of determining the presence or absence of a quorum for the transaction of business.  The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present.  Only shares that are voted for a particular nominee will be counted towards such nominee’s achievement of a plurality.  Abstentions and broker non-votes are not counted toward such nominee’s achievement of a plurality and, thus, will have no effect on the election of directors.

Approval of the stockholder resolution authorizing the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend Vertro’s Amended and Restated Certificate of Incorporation to implement the Reverse Split, will require the affirmative vote of a majority of the Company’s issued and outstanding Common Stock.  Votes may be cast in favor of, against, or abstaining from this proposal.  Broker non-votes and abstentions have the effect of a vote against the proposal.

Voting Rights

Only Vertro stockholders of record at the close of business on April 19, 2010, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  Each share so held entitles the holder thereof to one vote upon each matter to be voted on.  As of April 19, 2010, Vertro had outstanding [ • ] shares of Common Stock, $0.001 par value. There are no cumulative voting rights for the election of directors.

PROPOSAL 1.  ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has designated Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Lee S. Simonson and Lawrence Weber as nominees for election as directors of Vertro to serve for terms of one year and until their successors are duly elected and qualified.  If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee at the discretion of those named as proxies.  The Board of Directors has no reason to believe that any nominee will be unavailable.  The names and specific business experience and qualifications of the nominees for directors of the Company that led to the conclusion each respective nominee should serve as a director of the Company are listed in the following table.

Our Board of Directors recommends that you vote FOR the election of the nominees for director.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2010	COMMITTEE MEMBERSHIP
LAWRENCE WEBER Chairman of the Board of Directors since April 2006 Director of the Company since June 2005 Chairman and CEO, W2 Group, Inc., since September 2004 (Marketing) Marketing Consultant from June 2003 to September 2004 (Consulting) CEO, Advanced Marketing Services, a division of Interpublic from January 2000 to June 2003 (Marketing) In reaching its conclusion that Mr. Weber should serve as a director of the Company, the Board of Directors also considered Mr. Weber’s vast marketing, Internet and management expertise.	54	Nominating & Corporate Governance (chair)

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2010	COMMITTEE MEMBERSHIP
PETER A. CORRAO Director of the Company since August 2006 President of the Company since August 2008 Chief Executive Officer of the Company since April 2006 Chief Operating Officer of the Company from September 2005 to April 2006 CEO and Consultant, Bluestreak.com, Inc., from September 2001 to January 2005 (Marketing) In reaching its conclusion that Mr. Corrao should serve as a director of the Company, the Board of Directors also considered Mr. Corrao’s general business, management, and Internet expertise.	55

JOSEPH P. DURRETT

Director of the Company since August 2006

Chairman, PromoWorks (Marketing) since November 2008

President, Jocabos Brands (Marketing) since January 2008

Partner, PrimeGenesis (Management Consulting) since April 2008

Consultant to TA Associates Private Equity Firm from March 2008 to December 2008 (Finance)

Senior Advisor and Investor, Madden Communications, from August 2004to August 2006 (Marketing)

Presiding Rights Agent, Information Resources, Inc. Contingent Value Rights Trust, from December 2003 to August 2006 (Independent Trust)

Chairman, President, and CEO, Information Resources, Inc., from May 1999 to January 2004 (Technology)

In reaching its conclusion that Mr. Durrett should serve as a director of the Company, the Board of Directors also considered Mr. Durrett’s general business, management, finance, and marketing expertise.

	64	Audit

DR. ADELE GOLDBERG

Director of the Company since August 2006

Founder and Director, Neometron, Inc., since January 2001 (Consulting)

CTO and New Development Manager, Agile Mind, Inc., from January 2002 to June 2006 (Technology)

CIO Celtic Pharma Development Services from July 2005 to September 2008 (Technology)

In reaching its conclusion that Dr. Goldberg should serve as a director of the Company, the Board of Directors also considered that Dr. Goldberg has a Ph.D. in computer science with expertise in designing computer-delivered applications, has been a Board member of several technology companies, and her role as the former founding CEO and Chairman of ParcPlace Systems (NASDAQ: PARC), a technology company.

	64	Nominating & Corporate Governance Compensation

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2010	COMMITTEE MEMBERSHIP
GERALD W. HEPP Vice Chairman of the Board of Directors since August 2006 Lead Independent Director of the Board of Directors from March 2006 to August 2006 Director of the Company since December 2004 CEO and President, Gnosis Praxis Ltd. since March 1999 (Financial Consulting) In reaching its conclusion that Mr. Hepp should serve as a director of the Company, the Board of Directors also considered Mr. Hepp’s fifty plus years of serving as a staff member, partner, and consultant in a public accounting firm, as well his financial analysis and financial reporting expertise and experience.	73	Audit (chair) Compensation Nominating & Corporate Governance
LEE S. SIMONSON Director of the Company since December 2003 Managing Director, Alvarez & Marsal, since June 2009 (Consulting) President, Simonson Associates, since 2000 (Consulting) Chairman and CEO, Broadcasting Partners Holdings, LP., from 1996 to 2000 (Radio) In reaching its conclusion that Mr. Simonson should serve as a director of the Company, the Board of Directors also considered Mr. Simonson’s general business, management, finance, and marketing expertise.	61	Compensation (chair) Audit

PROPOSAL 2.  RESOLUTION AUTHORIZING THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.001 PER SHARE, AT A RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-5 AT ANY TIME PRIOR TO DECEMBER 31, 2010

General

Our Board of Directors has approved and is seeking stockholder approval of a resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to implement a reverse stock split of the Company’s Common Stock, par value $0.001 per share, at a ratio of between 1-for-2 and 1-for-5 (the “Ratio”) at any time prior to December 31, 2010 (the “Reverse Split”).  The form of the proposed amendment to our Certificate of Incorporation to effect the Reverse Split is attached to this proxy statement as Annex A; provided, however, that the text set forth in Annex A is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the Reverse Split.  If the Reverse Split is authorized by the stockholders and following such authorization our Board determines that the Reverse Split is in the best interest of the Company and its stockholders, our Certificate of Incorporation would be amended accordingly.

If our stockholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in their sole and absolute discretion, and without further action on the part of the stockholders, to effect the approved Reverse Split by filing the Amendment with the Delaware Secretary of State.  If the Amendment has not been filed with the Delaware Secretary of State by the close of business on December 31, 2010, our Board of Directors will abandon the Amendment constituting the Reverse Split.

The reason we want to effect the Reverse Split is to increase the market price per share of our Common Stock in order to maintain the listing of our Common Stock on the NASDAQ Capital Market.  See “Reasons for the Reverse Split.”  We believe that maintaining the listing of our Common Stock on the NASDAQ Capital Market is in the best interests of our stockholders.

If the Reverse Split is implemented, the Amendment would reduce the authorized number of shares of our Common Stock, par value $0.001 per share, in proportion to the Reverse Split.  Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the Reverse Split as such stockholder held immediately prior to the Reverse Split.

Reasons for the Reverse Split

The reason we want to effect the Reverse Split is to increase the market price per share of our Common Stock.  Our Common Stock was traded on what is now known as the NASDAQ Global Market from April 2003 until February 17, 2010, and since then has been traded on the NASDAQ Capital Market.  One of the requirements for continued listing on the NASDAQ Capital Market is that shares retain a $1.00 minimum bid price.  The price of our Common Stock has not been above $1.00 per share since September 2008.

On March 16, 2010, we received notification from the NASDAQ Staff that the Company had not regained compliance with the minimum $1.00 bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2).  Previously, on September 15, 2009, the NASDAQ Staff notified the Company that because the bid price of our Common Stock had closed below $1.00 per share for the prior 30 consecutive business days, the Company, in accordance with NASDAQ’s Listing Rules, would be provided 180 calendar days, or until March 15, 2010, to regain compliance.

On February 16, 2010, following a hearing before a NASDAQ Listing Qualifications Panel, the panel determined to grant our request for continued listing subject to the condition that, on or before June 14, 2010, the Company demonstrates compliance with all continued listing standards of the NASDAQ Capital Market.

In the March 16, 2010 notice from NASDAQ, the Company was informed that the panel would consider the Company’s non-compliance with the $1.00 minimum bid price requirement in rendering a determination regarding its continued listing.  NASDAQ provided the Company with an opportunity to make a written submission to specifically address this matter, which the Company did, and on April 9, 2010, the panel granted the Company a period of up to 180 calendar days from the date of the Staff’s notification, or through September 13, 2010, to regain compliance.  To comply with the panel’s decision, the Company must: (i) demonstrate compliance by June 14, 2010 with all other continued listing standards of the NASDAQ Capital Market, including Rule 5450(b)(1)(C), which requires that the market value of publicly held shares be at least $2.5 million, and with which the Company currently does not comply; and (ii) demonstrate a closing bid price of $1.00 or more for a minimum of ten consecutive trading days prior to September 13, 2010.

We believe that maintaining the listing of our Common Stock on the NASDAQ Capital Market is in the best interests of Vertro and our stockholders. Listing on the NASDAQ Capital Market increases the liquidity of Vertro Common Stock and may minimize the spread between the “bid” and “ask” prices quoted by market makers. Further, maintaining our NASDAQ Capital Market listing may enhance our access to capital that is necessary to fund our operations. A delisting from the NASDAQ Capital Market will make us ineligible to use Securities and Exchange Commission (“SEC”) Form S-3 to register the sale of shares of our Common Stock in a limited primary offering or to register the resale of our securities held by certain of our security holders in a secondary offering with the SEC, thereby making it more difficult and expensive for us to register our Common Stock or other securities and raise additional capital.

Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings.  If we are ineligible to use Form S-3, we will need to file future registration statements on some other permitted Form which may not permit incorporation by reference of the information in our periodic SEC filings.  Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become difficult, time-consuming and expensive.  We would also incur additional costs under state blue-sky laws to sell equity if we are de-listed.

We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher.  It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split.

For the above reasons, we believe that having the ability to effect the Reverse Split will help us regain and maintain compliance with the NASDAQ listing requirements, could improve the marketability and liquidity of our Common Stock, and may allow us to continue to use Form S-3 for the registration of the sale of our stock (provided that all other eligibility requirements are met), and is therefore in the best interests of Vertro and our stockholders.

However, we cannot assure you that the Reverse Split, if implemented, will have the desired effect of proportionately raising our Common Stock price over the long term, or at all.  The effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to Vertro is varied.  Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the Reverse Split is effected or that the market price per share after the Reverse Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.  The market price of our Common Stock may vary based on other factors unrelated to the number of shares outstanding, including our future performance.  We also cannot assure you that our Common Stock will not be de-listed due to a failure to meet other continued listing requirements even if after the Reverse Split the market price per share of our Common Stock remains in excess of $1.00.

Board Discretion to Implement the Reverse Split

If the Reverse Split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a Reverse Split is in the best interests of our stockholders.  Notwithstanding approval of the Reverse Split by our stockholders, our Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Split prior to December 31, 2010, as permitted under Section 242(c) of the Delaware General Corporation Law.  If the Board fails to implement any of the amendments prior to December 31, 2010, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effects of the Reverse Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as that stockholder held immediately prior to the Reverse Split. On March 19, 2010, we had 34,141,972 shares of our Common Stock outstanding and 165,858,028 shares of Common Stock that were authorized but unissued.  At December 31, 2009, our Board of Directors has reserved for possible future issuance approximately 4,022,410 shares of Common Stock for issuance upon the exercise of outstanding options, warrants, and rights, and 1,477,491 shares of Common Stock for issuance for future grants under our 2006 Stock Award and Incentive Plan, 2004 Stock Incentive Plan, and 1999 Stock Incentive Plan.  All of these share numbers will be adjusted in the ratio of the Reverse Split.

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of our Common Stock.  For example, depending on the Ratio determined by our Board of Directors, every 2 to 5 shares of our Common Stock that a stockholder owns will be combined and converted into a single share of our Common Stock.  We estimate that following the Reverse Split we would have approximately the same number of stockholders.  Except for any changes as a result of the treatment of fractional shares, the completion of the Reverse Split alone would not affect any stockholder’s proportionate equity interest in Vertro.  By way of example, a stockholder who owns a number of shares that, prior to the Reverse Split, represented 1% of our outstanding Common Stock would continue to own 1% of our outstanding Common Stock after the Reverse Split.  The Reverse Split will not reduce your ownership interest except as a result of the treatment of fractional shares as specified below.  The Reverse Split may, however, increase the number of stockholders of Vertro who own “odd lots” of less than 100 shares of our Common Stock.  Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

Because the Reverse Split will result in a reduction in the number of outstanding shares of our Common Stock, the Reverse Split will be accompanied by a corresponding decrease in the total number of issued shares of our Common Stock and a corresponding reduction in the number of shares of Common Stock that our Board of Directors is authorized to issue under our Amended and Restated Certificate of Incorporation.  The Amendment will not affect the number of shares of authorized preferred stock which Vertro may issue, which shall remain at 500,000 shares.  There are no shares of preferred stock outstanding.

The table below illustrates, depending on the Ratio determined by the Board of Directors, the approximate percentage reduction in the outstanding Common Stock as a result of the Reverse Split, the approximate number of shares of Common Stock that would remain outstanding following the Reverse Split, the approximate number of shares of Common Stock that would remain authorized following the Reverse Split and the approximate number of shares of Common Stock that would remain authorized but unissued following the Reverse Split.  The information in the following table is based on the 34,141,972 shares of Common Stock outstanding as of March 19, 2010.

Proposed Reverse Split	Percentage Reduction in Outstanding Common Stock	Approximate Shares of Common Stock Outstanding after the Reverse Split	Total Shares of Stock Authorized after the Reverse Split	Shares of Common Stock Authorized after the Reverse Split	Shares of Preferred Stock Authorized after the Reverse Split	Shares of Common Stock Authorized but Unissued after the Reverse Split
1-for-2	50%	17,070,986	100,500,000	100,000,000	500,000	82,929,014
1-for-3	67%	11,380,657	67,166,666	66,666,666	500,000	55,286,009
1-for-4	75%	8,535,493	50,500,000	50,000,000	500,000	41,464,507
1-for-5	80%	6,828,394	40,500,000	40,000,000	500,000	33,171,606

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split, upon surrender to the exchange agent of the certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our Common Stock on the business day immediately preceding the effective date of the Reverse Split as reported on the NASDAQ Capital Market by (ii) the number of shares of our Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Stock Split on Options, Restricted Stock Units and Warrants

The number of shares of Common Stock subject to our outstanding options, restricted stock units, and warrants will automatically be reduced in the same ratio as the Reverse Split.  The per share exercise price of those options and warrants will also be increased in direct proportion to the Ratio, so that the aggregate dollar amount payable for the purchase of the stock subject to the options and warrants will remain unchanged.  For example, assume that an option holder has options to purchase 1,000 shares at an exercise price of $1.00 per share.  When the Reverse Split is effective, the number of shares subject to that option would be reduced to 200 to 500 shares depending on the Ratio, and the exercise price would be proportionately increased to $2.00 to $5.00 per share depending on the Ratio.  In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options, restricted stock units, and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  In addition, the proposed Reverse Split will reduce the number of shares of Common Stock available for future issuances under our 2006 Stock Award and Incentive Plan, 2004 Stock Incentive Plan, and 1999 Stock Incentive Plan in proportion to the Ratio.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding Common Stock as a result of the Reverse Split will occur automatically on the date that the selected amendments to our Amended and Restated Certificate of Incorporation effectuating the Reverse Split are filed with the Secretary of State of the State of Delaware (referred to as the effective date), without any action on the part of our stockholders and without regard to the date that stock certificates representing the stock prior to the Reverse Split are physically surrendered for new stock certificates.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for our Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our Common Stock such stockholder is entitled to receive as a result of the Reverse Split.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates.  The transmittal forms will be accompanied by instructions specifying other details of the exchange.  Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our Common Stock prior to the Reverse Split in accordance with the applicable instructions.  Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our Common Stock that he or she holds as a result of the Reverse Split.  No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent.  Stockholders should not destroy any stock certificates and should not submit their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The par value of our Common Stock will change from $0.001 per share to between $0.002 and $0.005 per share, depending on the Ratio, at the same time as the Reverse Split.  As a result, on the effective date of the Reverse Split, there will be no change in the stated capital on our balance sheet.  The amounts of net income or loss per common share and net book value per common share will be increased because there will be fewer shares of our Common Stock outstanding.  We do not anticipate that any other accounting consequences will arise as a result of the Reverse Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Split, and we will not independently provide our stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the proposed Reverse Split will not cause the Company to go private.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock.  It addresses only U.S. stockholders who hold the pre-reverse split Common Stock and post-reverse split Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, including but not limited to:

•	banks, financial institutions, thrifts, mutual funds or trusts;
•	tax-exempt organizations;
•	insurance companies;
•	dealers in securities or foreign currency;
•	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;
•	foreign or United States expatriate stockholders;
•	stockholders who are not “United States persons,” as defined in Section 7701 of the Code;
•	controlled foreign corporations;
•	stockholders with a functional currency other than the U.S. dollar;
•	stockholders who hold the pre-reverse split Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;
•	stockholders who hold the pre-reverse split Common Stock as “qualified small business stock” within the meaning of Section 1202 of the Code;
•	common trusts;
•	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;
•	partnerships or other pass-through entities or investors in such entities;
•	stockholders who are subject to the alternative minimum tax provisions of the Code;
•	stockholders who acquired their pre-reverse split Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or
•	holders of warrants or stock options.

In addition, this discussion does not address any tax considerations under state, local, gift, or foreign tax laws.

This summary is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which are subject to differing interpretations.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences of the Reverse Split to vary substantially from the consequences described herein.  Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary.  This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

The Reverse Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code.  Certain filings with the IRS must be made by Vertro and certain “significant holders” of our Common Stock in order for the Reverse Split to qualify as a recapitalization.

Assuming the Reverse Split qualifies as a recapitalization, a U.S. holder of our Common Stock generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split Common Stock.  A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split Common Stock generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split Common Stock allocated to the fractional share interest.  Subject to the limitations above and assuming the holder of our Common Stock holds such stock as a “capital asset” within the meaning of Section 1221 of the Code, such gain or loss will be long-term capital gain or loss if the pre-reverse split Common Stock was held for more than one year by the stockholder at the time of the Reverse Split.  A U.S. holder’s aggregate tax basis of the post-reverse split Common Stock received in the Reverse Split will generally be equal to the aggregate tax basis of the pre-reverse split Common Stock exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests).  The holding period of the post-reverse split Common Stock received in the Reverse Split will include the holding period of the pre-reverse split Common Stock exchanged.

Assuming the Reverse Split qualifies as a recapitalization, no gain or loss for federal income tax purposes will be recognized by Vertro as a result of the Reverse Split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Reverse Split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the Reverse Split.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.  Your proxy will be so voted unless you specify otherwise.

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

Pursuant to the Delaware General Corporate Law and Vertro’s bylaws, Vertro’s business, property, and affairs are managed by or under the direction of the Board of Directors.  Members of the Board are kept informed of Vertro’s business through discussions with the Chief Executive Officer, as well as Vertro’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  The Board has also adopted a code of business conduct that applies to all of our employees, officers, and directors and can be found on the Company’s website at www.vertroinc.com under the Corporate Governance heading.

Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance and presides over meetings of the full Board.  The Board believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board. The Chairman of the Board also acts as a key liaison between the Board and management.   Moreover, in addition to feedback provided during the course of Board meetings, our independent directors have regular executive sessions led by the Chairman of the Board.  Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties.

The Board of Directors as a whole is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately.  The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions.  Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues.  Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures.  Compensation risks are overseen by the Compensation Committee.

Members of the Company’s senior management regularly report to the full Board about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures.  Additional review or reporting of risks is conducted as needed or as requested by the Board or committee.

During 2009, Vertro’s Board of Directors held 16 meetings.  Each director attended at least 75% of the board and committee meetings held during the period for which he or she served in 2009.  Periodically, and usually on dates corresponding to a meeting of the Board of Directors, the non-management directors meet in executive sessions without members of management present.  Vertro’s directors are encouraged to attend its annual meeting of stockholders. Last year, with the exception of Lawrence Weber, all of our directors attended the annual meeting.

The Board has determined that all of the directors nominated for election at the Annual Meeting other than Mr. Corrao are “independent” for purposes of Marketplace Rule 5605(a)(2).  The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and discussions directly with the directors.

Our Board of Directors welcomes communications from our stockholders.  Stockholders may send communications to the Board of Directors or to any director in particular, c/o Vertro, Inc., 143 Varick Street, New York, New York 10013.  Any correspondence addressed to the Board of Directors or any one of our directors care of our office is forwarded by Vertro to the addressee without review by management.

COMMITTEE MEMBERSHIP

The Board of Directors has established the following standing committees: Audit, Compensation, and Nominating and Corporate Governance.  All the members of these standing committees are “independent” for purposes of Marketplace Rule 5605(a)(2).  Each standing committee is governed by a written charter, each of which is posted on the Company’s website at www.vertroinc.com under the Corporate Governance heading.

Below is the current membership and 2009 meeting information for each committee.

Audit	Compensation	Nominating and Corporate Governance
Created in February 2000 Meetings held in 2009: 11	Created in July 2001 Meetings held in 2009: 5	Created in November 2002 Meetings held in 2009: 1
Gerald W. Hepp (Chairman)	Lee S. Simonson (Chairman)	Lawrence Weber (Chairman)
Joseph P. Durrett	Gerald W. Hepp	Gerald W. Hepp
Lee S. Simonson	Dr. Adele Goldberg	Dr. Adele Goldberg

AUDIT COMMITTEE

The Board has determined that Mr. Hepp, chairman of the Audit Committee, and Mr. Durrett are “audit committee financial experts” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC.  The Board has determined that all Audit Committee members are independent as defined in Marketplace Rule 5605(a)(2) and Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended, and that the Audit Committee composition meets the requirement of Marketplace Rule 5605(c)(2).

The Audit Committee focuses its efforts on the following six areas:

•	the results of the audit engagement with the Company’s independent registered public accounting firm;
•	the adequacy, scope, and results of the Company’s internal accounting controls and procedures;
•	the independence of the Company’s independent registered public accounting firm;
•	the independent registered public accounting firm’s fees;
•	the engagement and evaluation of the independent registered public accounting firm; and
•	Vertro’s financial statements and the quarterly and annual reports filed with the Securities and Exchange Commission.

The Audit Committee meets periodically with management to consider the adequacy of Vertro’s internal controls and the financial reporting process.  It also discusses these matters with Vertro’s independent registered public accounting firm and with appropriate Company financial personnel.  The Audit Committee reviews Vertro’s financial statements and discusses them with management and Vertro’s independent registered public accounting firm before those financial statements are filed with the Securities and Exchange Commission.

The Audit Committee regularly meets privately with the independent registered public accounting firm.  The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation, and oversight of the work of the independent registered public accounting firm engaged by Vertro to perform the audit of the Company’s financial statements or related work or other audit, review, or attestation services for Vertro.  The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management.  The independent registered public accounting firm has access to Company records and personnel and reports directly to the Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee makes recommendations to the Board on compensation for Vertro’s executive officers and directors and administers the 2006 Stock Award and Incentive Plan.  The Board has determined that all Compensation Committee members are independent as defined in Marketplace Rule 5605(a)(2).

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•
establish and review at least annually the overall corporate policies, goals, and objectives for the compensation of the Company’s Chief Executive Officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return;

•
evaluate at least annually the performance of the Chief Executive Officer and other executive officers in light of the corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•	review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangements, perquisites, and payments for the executive officers;

•	review and assist the Board of Directors in developing succession plans for the executive officers and other appropriate management personnel;

•
recommend to the Board of Directors compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements of the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•
grant discretionary awards under the Company’s equity incentive plans, and otherwise exercise the authority of the Board of Directors with respect to the administration of the Company’s incentive compensation plans; and

•	periodically review and make recommendations to the Board of Directors concerning the Company’s equity and incentive compensation plans.

The Compensation Committee from time to time utilizes the services of a third-party consultant to advise the Compensation Committee on market studies, trends, and compensation programs and procedures; however, the Committee did not utilize a consultant during 2009.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

The Board has determined that all Nominating and Corporate Governance Committee members are independent as defined in Marketplace Rule 5605(a)(2).

The Nominating and Corporate Governance Committee has the authority and responsibility to:

•	identify, evaluate, and recommend to the Board of Directors, prospective nominees for director;

•	periodically review Vertro’s corporate governance guidelines;

•
periodically review the performance of the Board of Directors and its members and make recommendations to the Board of Directors concerning the number, function and composition of the Board of Director’s committees; and

•	make recommendations to the Board of Directors from time to time as to matters of corporate governance.

The Board of Directors believes that the Board should be comprised of directors with diverse, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the Company.  Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business.

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence from management;

•	age, gender and ethnic background and diversity;

•	whether a candidate has relevant business experience;

•	judgment, skill, integrity, and reputation;

•	existing commitments to other businesses;

•	potential conflicts of interest with other pursuits;

•	legal considerations such as antitrust issues;

•	corporate governance background;

•	financial and accounting background, to enable the committee to determine whether a candidate would be suitable for Audit Committee membership;

•	executive compensation background, to enable the Committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	the size and composition of the existing Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below.  Stockholders wishing to suggest a candidate should write to the Corporate Secretary at Vertro’s corporate headquarters listed on the cover page of this proxy statement and include:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•
information regarding each of the factors listed above, other than the factor regarding the size and composition of the Board of Directors, sufficient to enable the Committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:

•	the director’s performance on the Board of Directors; and

•	whether the director’s re-election would be consistent with the Company’s governance guidelines.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, or others. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

Under Vertro’s bylaws, nominations for director may only be made by the Board of Directors or by a stockholder of record who is entitled to vote and who delivers written notice along with the additional information and materials required by the Company’s bylaws to the Company’s Corporate Secretary not less than 120 calendar days before the one year anniversary of the date Vertro’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Alternatively, if Vertro did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before Vertro begins to print and mail its proxy materials. For Vertro’s annual meeting in the year 2011, Vertro must receive this notice on or before December 29, 2010.

EXECUTIVE OFFICERS OF VERTRO

The following is information about the Executive Officers of Vertro in addition to the information shown above for Peter A. Corrao.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2010
MICHAEL A. CUTLER Chief Financial Officer of the Company since March 2009 SVP, Financial / Principal Accounting Officer of the Company since December 2006 CFO, WVT Communications, from January 2005 to December 2006 (Telecommunications) Director, Finance, Gibraltar Industries, Inc., Hubbell Division, from 2003-2004 (Industrial Manufacturing) Executive Director, SBC, prior to 2003 (Telecommunications)	61
JOHN B. PISARIS General Counsel of the Company since October 2004 Vice President of Legal of the Company from February 2004 to September 2004 Partner, Porter, Wright, Morris & Arthur LLP from January 2002 to January 2004 (Law Firm)	44
ROBERT D. ROE General manager of Vertro Direct, a wholly-owned direct subsidiary of the Company, since May 2006 and Senior Vice President since June 2007 Vice President of Channel Management of the Company from September 2005 until May 2006 Vice President of Product Development of the Company from January 2004 until September 2005 Product Manager of the Company until January 2004	43

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of our Common Stock, as of March 19, 2010, by (i) each director and nominee, (ii) each of our named executive officers, and (iii) the directors and executive officers of Vertro as a group.  Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite that person’s name.  At March 19, 2010, we had 34,141,972 shares of Common Stock outstanding.

Except as noted below, the address of each of the persons in the table is c/o Vertro, Inc., 143 Varick Street, New York, New York 10013.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (2)

Peter A. Corrao	696,182	(3)	2.0%

Joseph P. Durrett	145,359	(4)	**

Dr. Adele Goldberg	88,460	(5)	**

Gerald W. Hepp	107,457	(6)	**

Lee S. Simonson	126,457	(7)	**

Lawrence Weber	119,957	(8)	**

John B. Pisaris	210,679	(9)	**

Robert D. Roe	114,343	(10)	**

Subhransu Mukherjee	124,000	(11)	**

Lowell W. Robinson	100,452	(12)	**

All directors, nominees, and current executive officers as a group (9 persons)	1,634,843	(13)	4.7%

**	Represents beneficial ownership of less than 1% of Vertro’s outstanding Common Stock.

(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days of March 19, 2010. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(2)	“Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 19, 2010.

(3)	Includes 250,000 shares subject to options exercisable within 60 days of March 19, 2010.

(4)	Includes 12,500 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(5)	Includes 12,500 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(6)	Includes 15,500 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(7)	Includes 10,000 shares subject to options exercisable within 60 days of March 19, 2010, and 12,500 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(8)	Includes 12,500 shares subject to options exercisable within 60 days of March 19, 2010, and 15,500 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(9)	Includes 10,000 shares subject to options exercisable within 60 days of March 19, 2010.

(10)	Includes 35,500 shares subject to options exercisable within 60 days of March 19, 2010, and 5,290 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

(11)
Effective March 13, 2009, Mr. Mukherjee no longer serves as a Senior Vice President of the Company; thus, information on Mr. Murkherjee’s beneficial ownership is as of March 13, 2009, and includes 50,000 shares subject to options exercisable within 60 days of that date.

(12)
Effective March 13, 2009, Mr. Robinson no longer serves as the Company’s Chief Operating Officer and Chief Financial Officer; thus, information on Mr. Robinson’s beneficial ownership is as of March 13, 2009.

(13)
Includes an aggregate of 318,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2010, and 73,790 shares issuable within 60 days of March 19, 2010 upon vesting of restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of Vertro’s Common Stock, as of March 19, 2010 (unless otherwise indicated), filed by each person known by Vertro to beneficially own five percent or more of any class of Vertro’s capital stock. As of March 19, 2010, Vertro had 34,141,972 common shares outstanding.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)

William Blair & Company, L.L.C. 222 West Adams St. Chicago, IL 60606	5,131,914	(3)	15.0%

Diker GP, LLC; Diker Management, LLC; Charles M. Diker; and Mark N. Diker 745 Fifth Avenue, Suite 1409 New York, New York 10151	3,129,898	(4)	9.2%

Andrew Lessman 430 Parkson Road Henderson, NV 89015	1,857,538	(5)	5.4%

(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which such person exercises sole or shared voting or investment power or of which such person has the right to acquire the beneficial ownership within 60 days of March 19, 2010. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of such person’s household.

(2)
“Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 19, 2010 (unless otherwise indicated).

(3)	Based on Schedule 13G/A filed February 5, 2010.

(4)
Based on Schedule 13G/A filed on February 16, 2010. Diker GP, LLC has shared voting power and shared dispositive power over 2,883,404 shares, which represents a 8.4% ownership percentage.  Diker Management, LLC has shared voting power and shared dispositive power over 3,129,898 shares.  Charles M. Diker has shared voting power and shared dispositive power over 3,129,898 shares.  Mark N. Diker has shared voting power and shared dispositive power over 3,129,898 shares.  Diker GP, LLC is the general partner of several limited partnerships referred to herein as the Diker Funds.  Pursuant to investment advisory agreements, Diker Management, LLC serves as the investment manager of the Diker Funds.  Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP, LLC and Diker Management, LLC.

(5)	Based on Schedule 13G filed on March 11, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer, our other two highest paid executive officers during the last fiscal year, and two additional individuals for whom disclosure is required (the “Named Executive Officers”) for the last two fiscal years.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Peter Corrao	2009	$400,000	—	$427,017	$51,759	—	$58,168	$936,944
Chief Executive Officer	2008	$400,000	—	$408,364	$132,477	—	$55,300	$996,141

John B. Pisaris	2009	$335,000	—	$138,908	—	—	$32,012	$505,920
General Counsel

Robert D. Roe	2009	$287,920	—	$83,796	$6,131	—	$187	$378,034
Senior Vice President

Subhransu Mukherjee	2009	$105,000	—	$303,404	$20,564	—	$241,151	$670,119
Former Senior Vice President Vertro Media (4)	2008	$360,000	—	$123,452	$41,000	—	$82,495	$606,947

Lowell W. Robinson	2009	$112,292	—	$394,459	—	—	$274,856	$781,607
Former Chief Financial Officer and Chief Operating Officer (5)	2008	$385,000	—	$166,859	—	—	$6,444	$558,303

(1)
Represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note F to the Company’s Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Amounts include the following:

2009:

•	$4,125 of employer matches to the 401(k) plan account of Mr. Corrao;

•	$5,517, $706, $187, $290 and $2,148 of group term insurance premiums paid on behalf of each of Messrs. Corrao, Pisaris, Roe, Mukherjee, and Robinson respectively;

•	$83,902 of living costs divided among Mr. Corrao, Mr. Mukherjee until his resignation, Mr. Pisaris, and another employee for an apartment in New York City;*

•	$17,219 for transportation costs of Mr. Corrao;* and

•	$234,434 and $272,708 in separation pay for Messrs. Mukherjee and Robinson respectively.

2008:

•	$3,874 of employer matches to the 401(k) plan account of Mr. Corrao;

•	$16,552, $869, and $6,444 of group term insurance premiums paid on behalf of each of Messrs. Corrao, Mukherjee, and Robinson respectively;

•	$87,941 of living costs divided evenly among Mr. Corrao, Mr. Mukherjee, and Mr. Pisaris for an apartment in New York City;*

•	$5,590 for transportation costs of Mr. Corrao;* and

•	$52,312 in relocation expenses for Mr. Mukherjee’s move from San Francisco to our New York office in October 2007.

*
The Company paid rental fees associated with an apartment in New York City (2008 and 2009) that was used by employees for business purposes.  The Company believes that in the aggregate the apartment rentals are less expensive than the cost it would incur if it had to pay for hotel rooms.  When working in New York City, the Company pays Mr. Corrao’s transportation costs to travel from his residence in Hartford, Connecticut.

(4)	Effective March 13, 2009, Mr. Mukherjee no longer serves as a Senior Vice President of the Company.

(5)	Effective March 13, 2009, Mr. Robinson no longer serves as the Company’s Chief Operating Officer and Chief Financial Officer.

 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the last completed fiscal year:

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Peter A. Corrao	125,000	—	—	5.28	09/06/2015	—	—	—	—
	125,000	—	—	4.95	01/01/2016	—	—	—	—
	—	—	—	—	—	684,000	287,280	—	—
	—	—	—	—	—	—	—	209,000	87,780

John B. Pisaris	10,000	—	—	5.50	01/31/2010	—	—	—	—
	—	—	—	—	—	223,407	93,831	—	—
	—	—	—	—	—	—	—	68,264	28,671

Robert D. Roe	3,000	—	—	17.84	03/23/2014	—	—	—	—
	1,500	—	—	14.80	08/27/2014	—	—	—	—
	9,000	—	—	4.55	05/26/2015	—	—	—	—
	12,000	—	—	5.12	01/05/2016	—	—	—	—
	7,500	2,500	—	3.98	05/22/2016	—	—	—	—
	—	—	—	—	—	150,000	63,000	—	—
	—	—	—	—	—	—	—	45,001	18,900

Subhransu Mukherjee(6)	50,000	—	—	2.93	07/13/2016	—	—	—	—

Lowell W. Robinson(7)	—	—	—	—	—	—	—	—	—

(1)
Options became exercisable in four equal annual installments beginning on the first anniversary of the date of grant and are fully vested, except 2,500 options awarded to Mr. Roe that vest May 22, 2010.

(2)	RSUs vest in four equal installments beginning on the first anniversary of the date of grant as described below:

•	Mr. Corrao’s RSUs vest 152,000 shares on January 2, 2011; 76,000 shares on each of January 2, 2012, January 5, 2012, and January 5, 2013; and 76,000 shares on January 5, 2013;

•	Mr. Pisaris’ RSUs vest 49,647 shares on January 2, 2011; 24,823 shares on each of January 5, 2011 and January 5, 2012; and 24,824 shares on each of January 2, 2012 and January 5, 2013; and

•
Mr. Roe’s RSUs vest 24,710 shares on January 2, 2011; 5,290 shares on each of March 27, 2010 and March 27, 2011; 18,000 shares on each of January 5, 2011, January 2, 2012, January 5, 2012, and January 5, 2013.

(3)	Value computed by multiplying $0.42, the closing market price of the Company’s Common Stock on December 31, 2009, by the number of units of stock that have not vested.

(4)
RSUs vest in installments on the day immediately following the tenth consecutive trading day on which the closing price of the Company’s Common Stock is at or above pre-determined prices (unless otherwise indicated).

(5)	Value computed by multiplying $0.42, the closing market price of the Company’s Common Stock on December 31, 2009, by the amount of equity incentive plan awards that have not vested.

(6)	Effective March 13, 2009, Mr. Mukherjee no longer serves as a Senior Vice President of the Company.

(7)	Effective March 13, 2009, Mr. Robinson no longer serves as the Company’s Chief Operating Officer and Chief Financial Officer.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS AND
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with Mr. Corrao, effective September 6, 2005, as amended December 23, 2008, and Mr. Pisaris, effective February 1, 2004, as amended December 23, 2008.  We had employment agreements with Messrs. Mukherjee, effective July 13, 2006, as amended December 23, 2008, and Robinson, effective December 15, 2006, as amended December 23, 2008, that are no longer in effect following the termination of their employment on March 19, 2009.  We have entered into an Employment, Confidential Information, and Invention Assignment Agreement with Mr. Roe, dated December 24, 1998, that contains customary provisions that prohibit Mr. Roe from disclosing confidential information and provides for the assignment to the Company of intellectual property developed by Mr. Roe.

Employment Agreements

Vertro’s employment agreements have an initial term of one year for Messrs. Corrao and Pisaris, after which each executive’s employment agreement automatically renews for additional one year periods on the same terms and conditions, unless either party to the agreement provides notice to the other prior to the end of its term of an intention not to extend it.  The employment agreements provide for minimum annual base salaries for each executive that may be increased in the sole discretion of the Board of Directors, but may not be reduced once set.  The employment agreements require Vertro to compensate the executives and provide them with certain benefits if their employment is terminated.  The compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated:

•	by Vertro for “Cause” (as defined below);

•	by Vertro without “Cause,” or by the executive for “Good Reason” (as defined below);

•	involuntarily due to death or disability; or

•	by the executive without “Good Reason.”

With respect to Messrs. Corrao, and Pisaris (each an “executive”) in the event of a termination by Vertro without “Cause” or a termination by the executive for “Good Reason,” the executive would be entitled to receive the following:

•	his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date;

•
an amount payable over the twelve-month period following termination equal to one times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to the executive during the four fiscal quarters prior to the date of termination (except that if a target bonus has been established for Mr. Corrao, his termination bonus is equal to his target bonus for the fiscal year in which the termination occurs, increased or decreased pursuant to actual performance versus targeted performance in the then-current plan measured as of the end of the calendar month preceding the termination date), or in the event of a Change of Control, the bonus paid to the executive during the four fiscal quarters prior to the Change of Control;

•
any other amounts or benefits owing to the executive under the then applicable employee benefit, long-term incentive, or equity plans and programs of Vertro, within the terms of such plans, payable over the twelve-month period following termination; and

•	benefits (including health, life, and disability) as if the executive was still an employee during the twelve-month period following termination.

Included in the definition of “Good Reason,” is a period of time from 180 to 210 days following a Change of Control, as defined in the executive’s employment agreement, during which the executive may terminate his employment for any reason.  Finally, in the event of a termination without “Cause” by Vertro, with “Good Reason” by the executive, or following a Change of Control, all stock options and Service Based RSUs held by the executive immediately vest, and the options become exercisable throughout the full term of such options as if the executive were still employed by Vertro.

For each current employment agreement with a named executive officer, a Change of Control includes the occurrence of any of the following:

•
a person becoming the beneficial owner of securities of the Company representing 35% or more, excluding in the calculation of beneficial ownership securities acquired directly from the Company, of the combined voting power of the Company’s then outstanding voting securities;

•	a person becoming the beneficial owner of securities of the Company representing 51% or more of the combined voting power of the Company’s then outstanding voting securities;

•
the following individuals ceasing for any reason to constitute a majority of the number of directors then serving: individuals who, when the employment agreement became effective, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the directors then still in office who either were directors when the employment agreement became effective or whose appointment, election, or nomination for election was previously so approved or recommended;

•
there is a consummated merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquired 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

•
the stockholders of the Company approving a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In the event of a termination by Vertro with “Cause,” Messrs. Corrao and Pisaris would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination.  In the event of a termination by the executive without “Good Reason,” or the termination of employment as a result of death or permanent disability, Messrs. Corrao and Pisaris would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, and the earned but unpaid portion of such executive’s vested incentive compensation under and consistent with plans adopted by Vertro prior to the date of termination.

For purposes of the employment agreements, “Cause” includes:

•	commission of a material and substantive act of theft, including, but not limited to misappropriation of funds or any property of the Company;

•	intentional engagement in activities or conduct clearly injurious to the best interests or reputation of the Company that in fact result in material and substantial injury to the Company;

•
refusal to perform assigned duties and responsibilities (so long as the Company does not assign any duties or responsibilities that would give the executive Good Reason to terminate employment) after receipt of written detailed notice and reasonable opportunity to cure;

•
gross insubordination, which shall consist only of a willful refusal to comply with a lawful written directive to the executive issued pursuant to a duly authorized resolution of the Board, so long as the directive does not give the executive Good Reason to terminate employment;

•	clear violation of any of the material terms and conditions of any agreement the executive has with the Company;

•
the executive’s substantial dependence, as reasonably determined by the Board, on alcohol or any narcotic drug or other controlled or illegal substance that materially and substantially prevents the executive from performing his duties; or

•
the final and unappealable conviction of the executive of a crime that is a felony or a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment by the Company, that causes the Company a substantial detriment.

For purposes of the employment agreements for Messrs. Corrao and Pisaris “Good Reason” includes:

•
a change in the executive’s title(s), status, position, or responsibilities without the executive’s written consent, which does not represent a promotion from existing status, position, or responsibilities, despite the executive’s written notice to the Company of objections to such change and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice;

•
the assignment to the executive of any duties or responsibilities that are inconsistent with the executive’s status, position, or responsibilities as set forth in the employment agreement, despite the executive’s written notice to the Company of objections to such change and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice;

•	a reduction in the executive’s base salary (or for Mr. Corrao, the Company’s failure to issue equity compensation as provided in his employment agreement);

•	a Change of Control of the Company and the executive terminates employment during the “Window Period” as defined in each employment agreement;

•	a breach by the Company of any material term or provision of the executive’s employment agreement; or

•	certain relocations of the Company’s offices in which the executive works.

Under the employment agreements with Messrs. Corrao and Pisaris, the executive may terminate employment for any reason (other than Good Reason) upon giving 30 days’ advance written notice to the Company.  The Company will pay the executive the earned but unpaid portion of his base salary through the termination date and any accrued but unpaid incentive compensation.

Under the employment agreements with Messrs. Corrao and Pisaris, if it is determined that any payment of any type to or for the benefit of the executive, including the acceleration of stock vesting, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties with respect to such tax (“golden parachute excise taxes”), the executive will be entitled to receive an additional payment (a “gross-up payment”) in an amount, after taking into account all federal, state, and local income taxes payable by the executive as a result of the receipt of such additional compensation, to place the executive in the same after-tax position the executive would have been in had no such excise tax been paid or incurred with respect to any such amounts (the “tax gross-up”).  If the Company determines that any amounts to be paid to the executive are subject to section 409A of the Internal Revenue Code of 1986, as amended, then the Company will in good faith adjust the form or timing of such payments as it reasonably determines to be necessary or advisable to be in compliance with Section 409A.

Vertro has entered into Confidentiality, Assignment, and Non-Competition Agreements with each of its current executives that prohibit the executives from becoming directly or indirectly connected with any business or entity that is engaged in the same “business” as Vertro during the term of their employment with Vertro and for a period of twelve months following employment separation.  These agreements also provide Vertro with protection for its confidential information and intellectual property.

2009 DIRECTOR COMPENSATION

Directors who are Vertro employees do not receive any compensation for service as directors. The Company reimburses its non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings, committee and stockholder meetings, director education courses, and seminars and other business of the Company. The table below shows the compensation earned by the Company’s non-employee directors during fiscal year 2009:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)

Joseph P. Durrett(2)	37,000	7,513	44,513

Dr. Adele Goldberg(3)	33,500	7,513	41,013

Gerald W. Hepp(4)	71,703	9,689	81,392

Lee S. Simonson(5)	47,933	7,513	55,446

Lawrence Weber(6)	46,453	9,689	56,142

(1)
Represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note F to the Company’s Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Mr. Durrett had 37,500 RSUs outstanding as of December 31, 2009.

(3)	Dr. Goldberg had 37,500 RSUs outstanding as of December 31, 2009.

(4)	Mr. Hepp had 46,500 RSUs outstanding as of December 31, 2009.

(5)	Mr. Simonson had 37,500 RSUs and an option to purchase 10,000 shares of the Company’s Common Stock outstanding as of December 31, 2009.

(6)	Mr. Weber had 46,500 RSUs and an option to purchase 2,500 shares of the Company’s Common Stock outstanding as of December 31, 2009.

Effective July 1, 2009, the Board of Directors of the Company adopted and approved an amended and restated Policy for Compensation for Independent Members of the Board of Directors.  Under the policy, for their service on the board, independent board members are to be given an annual RSU grant, an annual cash retainer, and cash meeting stipends for participation in board and committee meetings.  The annual RSU grant is for 50,000 shares.  The RSUs vest at the rate of one-quarter of the total on April 1, July 1, October 1 and January 1 following the grant date.  If an individual is no longer an independent member of the board of directors or leaves the board after January 1, the RSU grant will be adjusted to a fractional portion based on the number of full months in which the individual was on the board and independent in a year and the denominator of which is twelve.  In the case of a new board member, quarterly vesting will be based on the relative number of months to be served in the respective quarters of the remaining calendar year.  In the case of a departing board member, the number of shares that will vest in the last quarter of service will be a fraction of the number of shares that otherwise would have vested, the numerator of which will be the number of full months of service during the quarter and the denominator of which is 3.  Any RSUs that are unvested as of the date of termination of service as a director are automatically forfeited.

The annual cash retainer that board members are entitled to receive is $10,000.  The retainer is paid in quarterly installments of $2,500 each at the beginning of each fiscal quarter.  This retainer is prorated for new board members in the same fashion as RSUs as described above.  Terminating board members do not receive any quarterly payments after termination.

The cash meeting stipends, which are to be paid at the end of each calendar quarter, are as follows:

Board meeting

$2,000 per regular or special board meeting attended in person; and
$250 per regular or special board meeting attended telephonically.
Periodic optional management update calls to board members are not compensated.

Committee meetings

$1,000 per committee meeting attended in person, except the audit committee chairman who receives $1,500 per meeting; and
$250 per meeting attended telephonically, except for the audit committee chairman who receives $500 per meeting.

In addition to the general board compensation, the board members holding the position of chair and vice-chair of the board are each given an additional annual RSU grant for 12,000 shares.  The RSUs vest at the rate of one-quarter (1/4) of the total on April 1, July 1, October 1 and January 1 following the grant date and are subject to the forfeiture provisions described above.

The RSU grant for a quarter during which a board member ceases to hold the position of chair or vice-chair, whatever the reason, shall be prorated in the same fashion as RSUs for a departing board member as described above.  Any RSUs that are unvested as of the date of termination of service as the chair or vice-chair of the Board are automatically forfeited.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of December 31, 2009, concerning shares of our Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,911,917	(1)	$9.63	1,477,491
Equity compensation plans not approved by security holders	—		—	—
Total	2,911,917	(1)	$9.63	1,477,491

(1)	Includes 1,732,360 RSUs representing securities to be issued upon service-based and performance-based requirements. The weighted-average exercise price does not account for these awards of RSUs.

Transactions with Related Persons

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the securities laws.  Examples of such transactions that must be approved by our Audit Committee include but are not limited to any transaction, arrangement, relationship, (including any indebtedness) in which:

•	the aggregate amount involved is determined by the Audit Committee to be material;

•	the Company is a participant; and

•	any of the following has or will have a direct or indirect interest in the transaction:

•	an executive officer, director, or nominee for election as a director;
•	a greater than five percent beneficial owner of the Company’s Common Stock; or
•	any immediate family member of the foregoing.

When reviewing transactions with related persons, the Audit Committee applies the standards for evaluating conflicts of interest outlined in the Company’s written Code of Business Conduct.  The following reportable transactions occurred during 2009.

Lawrence Weber, who joined our Board of Directors in June 2005, and was subsequently elected Chairman of the Board of Directors in April 2006, is also the Chairman and Founder of W2 Group Inc., which owns Racepoint Group, Inc.  The Company entered into an agreement in November 2005 with Racepoint for public relations professional services.   For the year ended December 31, 2009, we incurred no fees from Racepoint.

On October 31, 2009, we executed the sale of patents to LEXOS, Inc.  LEXOS, Inc. is a start-up business which plans to engage in Internet advertising that is owned predominantly by Craig Pisaris-Henderson, who is related to Vertro’s General Counsel John Pisaris.  The purchase price for the patents was $390,000.  John Pisaris was not a part of the negotiations.  Currently, there are no plans to conduct ongoing business between the two companies.

On December 31, 2008, Seb Bishop, who resigned his position of Chief Marketing Officer and President of Vertro, Inc. on August 5, 2008, resigned from the Board of Directors. Mr. Bishop is a Director of Steakmedia Limited and also owns a 2.5% interest in Steakmedia.  Steakmedia is an advertising agency owned predominately by Oliver Bishop, Mr. Seb Bishop’s brother.  We used this agency to generate advertisers onto our MIVA Media Networks and invoice them for all revenue generated on our networks through their advertisers.  The amount invoiced to Steakmedia during the year ended December 31, 2008, was $210,447.

In addition to Steakmedia, Mr. Bishop is a Director of Adjug, a company that entered into a non-cancelable sublease obligation with our MIVA Media EU division to sublet office space in Munich, Germany during the fourth quarter of 2008.  This agreement had a term beginning December 1, 2008 through December 31, 2009 with annual sublease payments totaling approximately $54,900.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission.  Copies of the reports are required by Securities and Exchange Commission regulation to be furnished to Vertro.  Based on our review of reports and written representations from each reporting person, the Company believes each reporting person has complied with the disclosure requirements with respect to transactions made during 2009.

AUDIT COMMITTEE REPORT

Each of the directors serving on the Audit Committee is “independent” as defined in Marketplace Rule 5605(a)(2) and in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended.  The Vertro Board of Directors has determined that Messrs. Hepp and Durrett are “audit committee financial experts” as defined in Item 407(d)(5) of Securities and Exchange Act Commission Regulation S-K.  The Audit Committee operates pursuant to a charter approved and adopted by the Vertro Board of Directors.

The Audit Committee, on behalf of Vertro’s Board of Directors, oversees Vertro’s financial reporting process as more fully described in the Audit Committee Charter.  Management is responsible for Vertro’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  Vertro’s independent registered public accounting firm, BDO Seidman, LLP (“BDO”), was responsible for performing an audit of Vertro’s consolidated financial statements for the fiscal year ended December 31, 2009, in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon.  In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements and the footnotes thereto in Vertro’s Annual Report on Form l0-K for fiscal 2009 with management and BDO, and (ii) discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements with management and BDO.

Vertro’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Vertro’s consolidated financial statements, in all material respects, to U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of Vertro’s accounting principles and such other matters as are required to be discussed by the Audit Committee with Vertro’s independent registered public accounting firm under Statement on Auditing Standards No. 61, as amended, as adopted by the Pubic Company Accounting Oversight Board in Rule 3200T.  Vertro’s independent registered public accounting firm has expressed its opinion that Vertro’s audited financial statements conform, in all material respects, to U.S. generally accepted accounting principles.  The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee discussed with Vertro’s independent registered public accounting firm its independence from management and Vertro, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee discussed with Vertro’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee met with the independent registered public accounting firm to discuss the results of its audit of Vertro’s financial statements and the overall quality of Vertro’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in Vertro’s Annual Report on Form 10-K for fiscal 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gerald W. Hepp (Chair)
Joseph P. Durrett
Lee Simonson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman LLP (“BDO”) has served as Vertro’s independent registered public accounting firm since 2005, and the Audit Committee expects to appoint BDO to serve as Vertro’s independent registered public accounting firm for the year ending December 31, 2010.  Representatives of BDO will be invited to attend the annual meeting.  They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the aggregate fees billed to the Company by its independent registered public accounting firm for services rendered during the fiscal years ended December 31, 2009 and 2008.

	2009 Fees	2008 Fees

Audit Fees (1)	$480,509	$1,329,800

Tax Fees	—	—

All Other Fees (2)	17,500	$15,500

Total Fees	$498,009	$1,345,300

(1)
Includes fees associated with the fiscal year audit, reviews of the Company’s quarterly reports on Form 10-Q, and other securities filings.  The total fees billed by BDO Seidman were $480,509 and $1,329,800 for the periods ended December 31, 2009 and 2008, respectively.

(2)	For fees associated with the audit of the Company’s 401(k) employee benefit plan.

Under policies it has adopted, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission.  At the beginning of the fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.  At each subsequent Audit Committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval.  An example is due diligence for an acquisition that would not have been known at the beginning of the year.  The Committee has delegated to the chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between committee meetings.  This might occur, for example, if we proposed to execute a financing on an accelerated timetable.  If the chairman so approves any such engagements, he will report that approval to the full Committee at the next committee meeting.

Since the May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that a registered public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of the independent registered public accounting firm has been approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

GOVERNANCE MATERIALS AVAILABLE ON VERTRO’S WEBSITE

Stockholders may find the following information on the company’s website at www.vertroinc.com.

•	Vertro’s Code of Conduct;

•	Management and Board of Director biographies;

•	Information regarding securities transactions by directors and officers;

•	Information on how stockholders can communicate with our Board of Directors; and

•	Standing Committee Charters – Audit, Compensation, and Nominating and Corporate Governance

STOCKHOLDER PROPOSALS

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders.  Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the proxy statement for action at the Annual Meeting.  In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any proposal submitted by a stockholder for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2011 must be received by Vertro (addressed to the attention of the Secretary) on or before December 29, 2010.  To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of Delaware, and must otherwise conform to applicable requirements of the proxy rules of the Securities and Exchange Commission.

Section 1 of Article III of Vertro’s bylaws provides that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of Vertro.  To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at Vertro’s principal executive offices not less than 120 calendar days in advance of the one-year anniversary of the date that Vertro’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders.

Section 7 of Article II of Vertro’s bylaws provides that, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Vertro.  Assuming that the Annual Meeting of the Stockholders to be held in 2011 is held on June 9, 2011, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Vertro neither later than March 31, 2011 (the 70th day prior to the annual meeting of the stockholders) nor earlier than March 11, 2011 (the 90th day prior to the annual meeting of the stockholders).

If Vertro does not receive notice of a stockholder proposal within this timeframe, the proxy holders will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend.

OTHER MATTERS

The only business that the management intends to present at the meeting consists of the matters set forth in this proxy statement.  Management knows of no other matters to be brought before the meeting by any other person or group.  If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

All duly executed proxies received will be voted.  You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope.  If you later desire to vote in person, you may revoke your proxy, either by written notice to Vertro or in person at the meeting, which would not affect any vote previously taken.

Annex A
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of Vertro, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing and replacing the Article thereof numbered “Article Third, Subdivisions A and B” so that, as amended, said Article shall be and read as follows:

FOURTH:

(A)          The par value of the Common Stock and Preferred Stock of the Corporation shall be increased from $0.001 per share to $[_____] per share, and the authorized number of shares of capital stock of the Corporation shall be reduced from 200,500,000 shares to [_________] shares, of which [_________] shares shall be Common Stock, and 500,000 shares shall be Preferred Stock, with such rights, preferences and designations determined by the Board of Directors.  All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences.  Immediately prior to the time this amendment becomes effective, the authorized Common Stock of the Corporation, including issued and outstanding Common Stock and Common Stock held by the Corporation as treasury stock, shall be reverse split on a one-for-[____] basis, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.  No fractional shares shall be issued in connection with the reverse stock split, and any stockholder who beneficially owns a fractional share of the Corporation’s common stock after the reverse stock split will receive a cash payment in lieu of such fractional share.

(B)           Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters presented for vote of the stockholders. Subject to the provisions of the General Corporation Law of the State of Delaware, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation, or winding up of the Corporation, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders ratably and proportioned to the number of shares held by them.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _____ day of __________, 20__.

By:
Title:
Name:

Vertro, Inc.
143 Varick Street
New York, New York 10013

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 10, 2010

 The undersigned stockholder of Vertro, Inc. (the “Company”) hereby appoints Peter A. Corrao, Mike Cutler, and John B. Pisaris, or any one of them, as attorneys and proxies with full power of substitution to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Penn Club of New York City, 30 West 44th Street, New York, NY 10036 on Thursday, June 10, 2010, at 9:00 a.m., local time, and at any adjournments or postponements thereof as follows:

1.	ELECTION OF DIRECTORS.	FOR all nominees listed below	WITHHOLD AUTHORITY
		(except as marked to the contrary) ☐	to vote for all nominees listed below ☐

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Peter A. Corrao	Joseph P. Durrett
Dr. Adele Goldberg	Gerald W. Hepp
Lee S. Simonson	Lawrence Weber

2.
TO APPROVE A STOCKHOLDER RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION WITHOUT FURTHER ACTION OF THE STOCKHOLDERS, TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK, $0.001 PAR VALUE PER SHARE, AT A RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-5 AT ANY TIME PRIOR TO DECEMBER 31, 2010.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof.  Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.  IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the proxy statement furnished therewith.  Any proxy heretofore given to vote said shares is hereby revoked.

Please sign and date this Proxy below and return it in the enclosed envelope.

Dated ________________________________, 2010

(Signature)

(Signature)

Signature(s) shall agree with the name(s) printed on this proxy.  If shares are registered in two names, both stockholders should sign this proxy.  If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS